FOR IMMEDIATE RELEASE
January 15, 1999

CONTACT: Pat L. Hattox
         Corporate Vice President, Investor Relations
         (256) 885-7447
         HATTOXP@NICHOLS.COM

NICHOLS RESEARCH ANNOUNCES INCREASED OWNERSHIP OF NICHOLS ENTEC
SYSTEMS, L.L.C

HUNTSVILLE, ALABAMA - Chris H. Horgen, Chairman of Nichols Research Corporation, announced today that the Company has completed the purchase of an additional 35% ownership in Nichols Entec Systems, L.L.C. With this purchase, Nichols Entec will be 95% owned by Nichols Research and 5% owned by DSM Copolymer in Baton Rouge, LA. This transaction will have no impact on earning per share in fiscal year 1999 and is expected to be accretive to Nichols' earnings per share in fiscal year 2000.

As a SAP<trademark> National Implementation Partner, Nichols Entec provides SAP R/3<trademark> implementation services to a wide spectrum of Fortune 500 and mid-sized companies. As a SAP<trademark> Certified Business Solutions and Accelerated SAP (ASAP) Partner, Nichols Entec resells SAP R/3<trademark> software to mid-sized companies in selected states.

The Company continues to pursue other acquisition candidates to enhance its SAP strategy. Nichols hopes to realize additional revenues of approximately $16 million prior to year-end from these acquisitions.

Nichols Research Corporation, headquartered in Huntsville, Alabama, provides information technology and technical services for clients in the Department of Defense, federal civilian agencies, state government, and commercial organizations. The company has 31 locations throughout the United States with approximately 3,000 employees. Additional information may be found at the Nichols web site: WWW.NICHOLS.COM. The Company's stock is traded under the Nasdaq market symbol: NRES.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS CAN BE GENERALLY IDENTIFIED AS SUCH BECAUSE THE CONTENT OF THE STATEMENT WILL USUALLY CONTAIN WORDS SUCH AS THE COMPANY OR MANAGEMENT "BELIEVES," "ANTICIPATES," "EXPECTS," "ESTIMATES," "PLANS", "HOPES," AND WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY'S FUTURE PLANS, OBJECTIVES, GOALS OR STRATEGIES ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES ARE DISCUSSED IN MORE DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1998, INCLUDING THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS SECTION OF THAT ANNUAL REPORT.